                                                                    Exhibit 3.12


                                 RESTATED BYLAWS

                                       OF

                               PUMP AND SAVE, INC.


                           ARTICLE I. PRINCIPAL OFFICE

      The principal office of the corporation in the State of Mississippi shall be located in the City of Jackson, County of Hinds. The corporation may have such other offices, either within or without the State of Mississippi, as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

      SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Wednesday in the month of October, in each year at the hour of 10:00 o'clock, A.M., or such other time and date as may be determined by the directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day.

      If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      SECTION 2. Special Meetings. The corporation shall hold a special meeting of shareholders (1) on call of its board of directors or the president; or (2) unless the articles of incorporation provide otherwise, if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If not otherwise fixed under applicable law, the record date for determining shareholders entitled to demand a special meeting shall be the date the first shareholder signs the demand.

      SECTION 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Mississippi, for any annual meeting or for any special meeting of shareholders. A valid waiver of notice signed by all shareholders entitled to notice may designate any place, either within or without the State of Mississippi, as the place for any annual meeting or for any special meeting of shareholders. Unless the notice of the meeting states otherwise, shareholders' meetings shall be held at the corporation's principal office.

      SECTION 4. Notice of Meeting. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless applicable law or the articles of incorporation require otherwise; the corporation shall give notice only to shareholders entitled to vote at the meeting.

      Unless applicable law or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting shall be called. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

      Unless these bylaws require otherwise, if an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under applicable law or Article II,
Section 5 of these bylaws, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as of the new record date.

      SECTION 5. Closing of Transfer Books or Fixing of Record Date. The board of directors of the corporation may fix the record date for one or more voting groups in order to determine shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. A record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed by law, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting shall be the day before the first notice is delivered to shareholders. If the board of directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), it shall be the date the board of directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

      SECTION 6. Voting Lists. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.

      The shareholders' list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney shall be entitled on written demand to inspect and, subject to the requirements of applicable law, to copy the list during regular business hours and at his expense, during the period it shall be available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment.

      SECTION 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or applicable law impose other quorum requirements, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as may be required by Article II, Section 4 of these bylaws or by applicable law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      SECTION 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in- fact. An appointment of a proxy shall be effective when received by the secretary or other officer or agent authorized to tabulate votes of the corporation. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment shall be coupled with an interest. Appointments coupled with an interest include the appointment of (1) a pledgee; (2) a person who purchased or agreed to purchase the shares;
(3) a creditor of the corporation who extended it credit under terms requiring the appointment; (4) an employee of the corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under applicable law.

      The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity shall be received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment made irrevocable because it is coupled with an interest shall be revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

      Subject to applicable law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation shall be entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

      SECTION 9. Voting of Shares. Except as provided below or unless the articles of incorporation provide otherwise, and subject to the provisions of
Section 12 of this Article II, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter voted on at a shareholders' meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or applicable law require a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

      Absent special circumstances, shares of this corporation shall not be entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares of the second corporation entitled to vote for the directors of the second corporation. This does not limit the power of this corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      SECTION 11. Informal Action by Shareholders. Action required or permitted by applicable law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined under applicable law, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

      If applicable law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under applicable law, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

      SECTION 12. No Cumulative Voting. Shareholders shall not have the right to cumulate their votes for directors nor shall the shareholders be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two (2) or more candidates.

      SECTION 13. Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee shall be recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure. The procedure may set forth: (1) the types of nominees to which it applies; (2) the rights or privileges that the corporation recognizes in a beneficial owner; (3) the manner in which the procedure shall be selected by the nominee; (4) the information that must be provided when the procedure is selected; (5) the period for which selection of the procedure shall be effective; and (6) other aspects of the rights and duties created.

      SECTION 14. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of the shareholder, the corporation, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

      If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if: (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; (5) two (2) or more persons are the shareholders as covenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

      The corporation shall be entitled to reject a vote, consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                         ARTICLE III. BOARD OF DIRECTORS

      SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors, subject to any limitation set forth in the articles of incorporation.

      SECTION 2. Number, Election, Tenure and Qualifications. The number of directors of the corporation shall consist of no less than four and no more than twelve members, the number thereof to be determined by the directors from time to time. Notwithstanding the foregoing, the number of directors may be increased to more than twelve to provide for additional directors that holders of any series or class of preferred stock are entitled to elect pursuant to the terms thereof, as necessary. Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter unless their terms are staggered in the articles of incorporation. The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors shall be elected. The terms of all other directors expire at the next annual shareholders' meeting following their election unless their terms shall be staggered in the articles of incorporation. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors shall be elected. Despite the expiration of a director's term, he continues to serve until his successor shall be elected and qualifies or until there shall be a decrease in the number of directors. A director need not be a resident of this state or a shareholder of the corporation.

      SECTION 3. Resignation of Directors; Removal of Directors by Shareholders.
(a) A director may resign at any time by delivering written notice to the board of directors, to its chairman or to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

      (b) The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting shall be removal of the director.

      SECTION 4. Regular Meetings. Unless the articles of incorporation or these bylaws provide otherwise, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. In addition, a regular meeting of the board of directors shall be held at least once every fiscal quarter at such time as may be fixed by resolution of the board of directors, provided notice of any such quarterly meeting must be preceded by at least three (3) business days notice of the date, time and place of the meeting.

      SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board of directors or any one (1) or more directors. Unless the articles of incorporation or these bylaws provide for a longer or shorter period, special meetings of the board of directors must be preceded by at least three (3) business days' notice of the date, time and place of the meeting. If no place for the meeting has been designated in the notice, the meeting shall be held at the principal office of the corporation. The notice need not describe the purpose of the regular or special meeting unless required by the articles of incorporation or these bylaws.

      SECTION 6. Place of Meetings. The board of directors may hold regular or special meetings in or out of this state.

      SECTION 7. Quorum. Unless the articles of incorporation or these bylaws require a greater number, a quorum of the board of directors consists of a majority of the number of directors in office immediately before the meeting begins, if the corporation has a variable-range size board. If less than such number necessary for a quorum shall be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      SECTION 8. Manner of Acting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless the articles of incorporation or bylaws require the vote of a greater number of directors.

      SECTION 9. Action Without A Meeting. Unless the articles of incorporation or bylaws provide otherwise, action required or permitted to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Such a consent has the effect of a meeting vote and may be described as such in any document.

      SECTION 10. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, (i) the shareholders may fill the vacancy, (ii) the board of directors may fill the vacancy, or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      SECTION 11. Compensation. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may fix the compensation of directors. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      SECTION 12. Executive and Other Committees. Unless the articles of incorporation or bylaws provide otherwise, the board of directors may create an executive committee and one or more other committees and appoint members of the board of directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it must be approved by the greater of
(1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation or bylaws to take action. To the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors. A committee may not, however, authorize distributions; approve or propose to shareholders action required by applicable law to be approved by shareholders; fill vacancies on the board of directors or on any of its committees; amend articles of incorporation, which pursuant to applicable law the board of directors are authorized to amend; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors. Provisions of these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members as well.

      SECTION 13. Participation by Telephonic or Other Means. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                              ARTICLE IV. OFFICERS

      SECTION 1. Number. The officers of the corporation shall be a chairman of the board, a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

      SECTION 2. Election and Term of Officers. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the regular meeting of the board of directors immediately following the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall continue to serve until his successor is elected and qualifies or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      SECTION 3. Resignation or Removal of Officers and Agents. (a) An officer or agent may resign at any time by delivering written notice to the board of directors, to its chairman or to the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

      (b) Any officer or agent may be removed by the board of directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

      SECTION 5. Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and must be a member of the board of directors at the time of election to such office. When present he shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the president and secretary or any other proper officer of the corporation thereunto authorized by the board of directors, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors from time to time.

      SECTION 6. President. The president shall be the chief operating officer of the corporation and, subject to the control of the chairman and the board of directors, shall have general supervision and control of the business and affairs of the corporation. In the absence of the chairman of the board of directors, he shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

      SECTION 7. Vice President. In the absence of the president or in the event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 8. Secretary. The secretary shall (a) prepare and keep the minutes of the directors' and shareholders' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) authenticate records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolutions of the board of directors; (g) have general charge of the stock transfer books of the corporation; (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

      SECTION 9. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

      SECTION 10. Compensation. The board of directors may fix the compensation of the officers. No such payment shall preclude any officer from serving the corporation in any other capacity and receiving compensation therefor.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, companies or other depositories as the board of directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. Certificates for Shares. Shares shall be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. At a minimum, each share certificate must state on its face (1) the name of the corporation and that the corporation is organized under the law of the State of Mississippi; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate or the corporation must furnish the shareholder this information on request in writing and without charge.

      Each share certificate must be signed (either manually or in facsimile) by the president or a vice president and by the secretary or an assistant secretary or by such other officers designated in the bylaws or by the board of directors so to do, and may be sealed with the corporate seal. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

      All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

      SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

                          ARTICLE VII. INDEMNIFICATION

      SECTION 1. Definitions. In this article:

      (1) "Corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

      (3) "Expenses" include counsel fees.

      (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

      (5) "Official capacity" means: (i) when used with respect to a director, the office of director in the corporation; and (ii) when used with respect to an individual other than a director as contemplated in Article VII, Section 7, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

      (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (7) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

      SECTION 2. Authority to Indemnify. (a) Except as provided in subsection
(d), the corporation shall indemnify any individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

      (1) He conducted himself in good faith; and

      (2) He reasonably believed:

            (i) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

            (ii) In all other cases, that his conduct was at least not opposed to its best interests; and

      (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

      (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (d) The corporation may not indemnify a director under this section:

            (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

      SECTION 3. Mandatory Indemnification. Unless limited by the articles of incorporation, the corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

      SECTION 4. Advance for Expenses. (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

            (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Article VII, Section 2;

            (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it shall be ultimately determined that he did not meet the standard of conduct; and

            (3) A determination shall be made that the facts then known to those making the determination would not preclude indemnification under this Article.

      (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      (c) Determination and authorizations of payments under this section shall be made in the manner specified in Article VII, Section 6.

      SECTION 5. Court Ordered Indemnification. Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

      SECTION 6. Determination and Authorization of Indemnification. (a) The corporation may not indemnify a director under Article VII, Section 2 unless authorized in the specific case after a determination has been made that indemnification of the director shall be permissible in the circumstances because he has met the standard of conduct set forth in Article VII, Section 2.

      (b) The determination shall be made:

            (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (2) If a quorum cannot be obtained under subsection (b)(1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

            (3)   By special legal counsel:

                  (i) Selected by the board of directors or its committee in the manner prescribed in subsection (b)(1) or (b)(2); or

                  (ii) If a quorum of the board of directors cannot be obtained under subsection (b)(1) and a committee cannot be designated under subsection (b)(2), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

      (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification shall be permissible, except that if the determination shall be made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection b)(3) to select counsel.

      (d) The corporation agrees to submit requests for indemnification or advancement of expenses to the board of directors of the corporation or to the shareholders of the corporation, as applicable, within a reasonable time after the director requests in writing that the corporation indemnify the director or advance expenses to him.

      SECTION 7. Indemnification of Officers, Employees and Agents. Unless the corporation's articles of incorporation provide otherwise:

      (1) An officer of the corporation who is not a director shall be entitled to mandatory indemnification under Article VII, Section 3, and shall be entitled to apply for court-ordered indemnification under Article VII, Section 5, in each case to the same extent as a director;

      (2) The corporation shall indemnify and advance expenses under this article to an officer, employee or agent of the corporation who is not a director to the same extent as to a director; and

      (3) The corporation shall also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by the articles of incorporation, bylaws, general or specific action of the board of directors or contract.

      SECTION 8. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against such liability under Article VII, Sections 2 or 3 or applicable law.

      SECTION 9. Application of Article. (a) Unless the articles of incorporation or these bylaws provide otherwise, any authorization of indemnification in the articles of incorporation or these bylaws shall not be deemed to prevent the corporation from providing the indemnity permitted or mandated by applicable law.

      (b) The board of directors of the corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent, except an indemnity against his gross negligence or willful misconduct. Any determination as to any further indemnity shall be made in accordance with subsection (b) of Article VII, Section 6. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

      (c) The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding when his appearance as a witness is in connection with his serving as a director of the corporation.

      SECTION 10. Right to Bring Action to Enforce. The rights to indemnification and to the advancement of expenses conferred under this article shall be contract rights. If a claim under this article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the director making such claim may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the director shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the director has not met the standards of conduct which make it permissible under this article or the laws of the State of Mississippi for the corporation to indemnify the director for the amounts claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the director shall be proper in the circumstances because he has met the applicable standard of conduct set forth under the laws of the State of Mississippi or under this Agreement, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the director had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director had not met the applicable standard of conduct.

                              ARTICLE VIII. NOTICE

      Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice shall be impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication.

      Written notice to shareholders, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

      Except as provided above with respect to notice to shareholders, written notice, if in a comprehensible form, shall be effective at the earliest of the following:

      (1) When received;

      (2) Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed;

      (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

      Oral notice shall be effective when communicated if communicated in a comprehensible manner.

      If applicable law prescribes notice requirements for particular circumstances, those requirements govern. If the articles of incorporation or these bylaws prescribe notice requirements, not inconsistent with this section or other provisions of applicable law, those requirements govern.

                 ARTICLE IX. WAIVER OF NOTICE; ASSENT TO ACTIONS

      Unless otherwise provided by law, a shareholder or director of the corporation may waive any notice required by applicable law, the articles of incorporation or these bylaws, before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, be signed by the shareholder or director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

      A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                           ARTICLE X. EMERGENCY BYLAWS

      The emergency bylaws provided in this article shall be operative during any emergency in the conduct of the business of the corporation, notwithstanding any different provision in the preceding articles of the bylaws or in the articles of incorporation of the corporation or in the Mississippi Business Corporation Act. An emergency exists if a quorum of the corporation's directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with the provisions of this article, the bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the emergency bylaws shall cease to be operative.

      During any such emergency:

      (a) A meeting of the board of directors may be called by any officer or director of the corporation. Notice of the meeting shall be given by the officer or director calling the meeting only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio.

      (b) One or more officers of the corporation present at a meeting of the board of directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

      (c) The board of directors, either in anticipation of or during any such emergency, may modify lines of succession to accommodate the incapacity of any director, officer, employee or agent.

      (d) The board of directors, either in anticipation of or during any such emergency, may relocate the principal offices or regional offices, or authorize the officers to do so.

      Corporate action taken in good faith during an emergency under this section to further the ordinary business affairs of the corporation binds the corporation and may not be used to impose liability on a corporate director, officer, employee or agent.

      These emergency bylaws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                            ARTICLE XI. DISTRIBUTIONS

      The board of directors may authorize and the corporation may make distributions to its shareholders, subject to restriction by the articles of incorporation and applicable law.

                           ARTICLE XII. CORPORATE SEAL

      The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                            ARTICLE XIII. AMENDMENTS

      Unless the articles of incorporation, applicable law or a resolution of the shareholders reserves this power exclusively to the shareholders in whole or part, the corporation's board of directors may amend or repeal these bylaws and adopt new bylaws at any regular or special meeting of the board of directors.

      ACCEPTED THIS ____ day of _______________, 1996.



                                   By:  _________________________________
                                        TITLE: